SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 15, 1999



                              ZEMEX CORPORATION
            (Exact name of registrant as specified in its charter)



            DELAWARE                   1-228                   13-5496920
  (State or other jurisdiction      (Commission                (IRS Employee
        of incorporation)          File Number)             Identification No.)


          CANADA TRUST TOWER, BCE PLACE
           161 BAY STREET, SUITE 3750
            TORONTO, ONTARIO, CANADA                        M5J 2S1
    (Address of principal executive offices)              (Zip Code)



      Registrant's telephone number, including area code:  (416) 365-8080



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ITEM 5.  OTHER EVENTS.

      At a special meeting of the shareholders of Zemex Corporation, a Delaware corporation ("Zemex"), held on Friday, January 15, 1999, holders of a majority of the outstanding shares of Zemex common stock approved an Agreement and Plan of Merger among Zemex, Zemex Canada Corporation, a Canadian corporation ("Zemex Canada"), and Zemex Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Zemex Canada ("Mergeco"). It is expected that the merger will be effective January 21, 1999, on which date the Certificate of Merger will be filed in Delaware. In the merger, Mergeco will merge with and into Zemex with Zemex continuing as the surviving corporation (the "Merger"). In the Merger, each outstanding share of Zemex common stock will be converted into a share of Zemex Canada.

      Taxable gain, if any, on Zemex common shares for U.S. shareholders will be measured at the effective date of the merger, rather than the date of the shareholder's meeting. Any U.S. person who purchases Zemex common shares after the date of the shareholder's meeting and prior to the effective date of the merger will be subject to taxable gain in the Merger on any increase in the value of the shares between the date of purchase and the effective date of the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      99.1 Agreement and Plan of Merger By and Among Zemex Canada Corporation, Zemex Acquisition Corporation, and Zemex Corporation. (Incorporated by reference to Annex A of the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Zemex Canada (Reg. No. 333-65307))


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ZEMEX CORPORATION
                                 (Registrant)


Date:  January 19, 1999          By:    /S/ALLEN J. PALMIERE
                                       ----------------------------------------
                                 Name:  Allen J. Palmiere
                                 Title: Vice President and Chief Financial
                                        Officer


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                                 EXHIBIT INDEX

Exhibit
   NO.      DESCRIPTION

  99.1 Agreement and Plan of Merger By and Among Zemex Canada Corporation, Zemex Acquisition Corporation, and Zemex Corporation (incorporated by reference to Annex A to the Proxy Statement/Prospectus in the Registration Statement on Form S-4 of Zemex Corporation (No. 333-65307)).



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